                              SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              CITADEL TECHNOLOGY, INC.
                              ------------------------
                  (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:
_______________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
_______________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
_______________________________________________________________________________

(5) Total fee paid:  __________________________________________________________

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:  __________________________________________________


(2) Form, Schedule or Registration Statement No.:  ____________________________


(3) Filing Party:  ____________________________________________________________


(4)  Date Filed: ______________________________________________________________

                                       [LOGO]


                              CITADEL TECHNOLOGY, INC.
                       3811 TURTLE CREEK BOULEVARD, SUITE 600
                                DALLAS, TEXAS 75219
                                   (214) 520-9292




                                                                 June 29, 1998



To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Citadel Technology, Inc. to be held at the corporate offices of the Company, 3811 Turtle Creek Blvd., Suite 600, Dallas, Texas 75219 on August 26, 1998 at 10:00 a.m. I believe that the Annual Meeting of Stockholders provides an excellent opportunity for stockholders to become better acquainted with Citadel and its directors and officers. I hope that you will be able to attend.

Enclosed you will find proxy materials for our Annual Meeting of Stockholders, at which you will be asked to consider several proposals, including the election of directors and the approval of the Company's auditors. Your Board has recommended approval of these proposals.


YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BANK OR BROKERAGE FIRM, ONLY THAT FIRM CAN EXECUTE A PROXY CARD ON YOUR BEHALF. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR A PROXY CARD TO BE VOTED.

Thank you for your support and cooperation.

                                        Sincerely,

                                        /s/ Steven B. Solomon
                                        -------------------------------------
                                        Steven B. Solomon
                                        CHIEF EXECUTIVE OFFICER AND PRESIDENT

                                        [LOGO]


                               CITADEL TECHNOLOGY, INC.
                        3811 TURTLE CREEK BOULEVARD, SUITE 600
                          DALLAS, TEXAS 75219 (214) 520-9292
                                   www.citadel.com
                                 ____________________

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   AUGUST 26, 1998
                                ______________________



To the Stockholders of Citadel Technology, Inc.:

As a stockholder of Citadel Technology, Inc., a Delaware corporation (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the corporate office of the Company at 3811 Turtle Creek Blvd., Suite 600, Dallas, Texas 75219 on August 26, 1998 at 10:00 a.m. for the following purposes:

    1. To elect seven members to the Company's Board of Directors, each to hold office until the next annual meeting and until his successor is elected and qualified;

    2. To ratify the selection of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending February 28, 1999; and

    3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on July 31, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof. Only stockholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the Meeting and any adjournments thereof. The transfer books of the Company will not be closed.

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, THE COMPANY DESIRES TO HAVE THE MAXIMUM REPRESENTATION AT THE MEETING AND RESPECTFULLY REQUESTS THAT YOU SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA. A PROXY MAY BE REVOKED BY A STOCKHOLDER AT ANY TIME PRIOR TO ITS USE AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Richard L. Travis, Jr.
                                        ---------------------------------------
                                        Richard L. Travis, Jr.,
                                        CHIEF OPERATING AND FINANCIAL OFFICER &
                                        CORPORATE SECRETARY

Dallas, Texas
June 29, 1998



YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED.

                                       [LOGO]


                              CITADEL TECHNOLOGY, INC.
                       3811 Turtle Creek Boulevard, Suite 600
                                Dallas, Texas 75219
                                  www.citadel.com
                                  ________________

                                  PROXY STATEMENT

                        1998 ANNUAL MEETING OF STOCKHOLDERS

                                  AUGUST 26, 1998
                                  ________________




                   INFORMATION REGARDING SOLICITATION AND VOTING



GENERAL

This Proxy Statement and the enclosed Proxy are solicited on behalf of Citadel Technology, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held August 26, 1998, at the time and place and for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"), or any adjournment(s) of the Meeting.

These proxy solicitation materials are being mailed on or about August 4, 1998 to holders of the issued and outstanding shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), entitled to vote at the Meeting.

RECORD DATE AND PRINCIPAL STOCKHOLDERS

Stockholders of record at the close of business on July 31, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. On June 29, 1998, there were issued and outstanding 24,948,348 shares of Common Stock. There is no other class of voting security of the Company issued or outstanding and entitled to vote at the meeting. For information regarding security ownership by management and certain other holders of the Common Stock, see "Security Ownership of Certain Persons."

REVOCABILITY OF PROXIES

Any stockholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any act inconsistent with the proxy, including notifying the Secretary of the Company of such revocation in writing, executing a subsequent proxy or attending at the Meeting and casting a contrary vote. However, no revocation shall be effective unless notice of such revocation has been received by the Company at or prior to the Meeting.

VOTING AND SOLICITATION

Pursuant to the Certificate of Incorporation of the Company, each share of Common Stock entitles the holder thereof to one vote on any matter requiring a vote by the Company's stockholders that properly comes before the stockholders at the Meeting or any adjournments. The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum; abstentions and broker non-votes will be counted for purposes of determining a quorum. The Company's Bylaws and the Delaware General Corporation Law (the "DGCL") require an affirmative vote or written consent of a plurality of the outstanding Shares present in person or by proxy and entitled to vote at the Meeting to elect the directors of the Company.

Shares represented by valid proxies will be voted in accordance with the stockholder's instructions, or, in the absence of instructions, will be deemed to grant authority to vote:

    1. FOR THE ELECTION OF THE SEVEN NOMINEES LISTED UNDER "ELECTION OF DIRECTORS" AS NOMINEES OF THE COMPANY FOR ELECTION AS DIRECTORS; AND

    2. FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING FEBRUARY 28, 1999.

The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Stockholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Meeting or any adjournments thereof and presented for a vote of the stockholders, the persons named in the proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.

Any stockholder who is present in person or by proxy at the Meeting but who abstains from voting shall be counted for purposes of determining whether a quorum exists, but an abstention or broker non-vote shall not be counted as an affirmative vote with respect to any matter. Stockholders are not entitled to cumulate their votes in the election of directors or with respect to any matter, and are not entitled to vote for a greater number of persons than the number of nominees named in this Proxy Statement. Abstentions and broker non-votes will be deemed not to have been cast and will have no legal effect in the election of directors other than with respect to the determination as to whether a quorum exists.

Stockholder ratification is not required for the selection of Grant Thornton, LLP as the Company's independent auditors for the fiscal year ending February 28, 1999, because the Board of Directors has responsibility for selection of the Company's independent auditors. The selection is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations.

The stockholders of the Company have no appraisal rights under the Delaware General Corporation Law, the corporation law statute of the Company's place of incorporation, or under any other statute or regulation, with respect to the matters specified in the Notice.

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission, and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees, or other custodians with the number of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners, and the Company will reimburse such persons for their expense in so doing.

                                     PROPOSAL ONE
                                ELECTION OF DIRECTORS

In accordance with the Company's Bylaws, the Board of Directors has fixed the number of directors at seven. All seven directors are proposed to be elected at the Meeting and will hold office until the next annual meeting of stockholders and until their successors shall be elected and shall qualify. Proxies in the accompanying form will be voted FOR the seven nominees, except where authority is specifically withheld by the stockholder. If any nominee should become unable to accept election, votes will be cast pursuant to the accompanying Proxy for a substitute as may be designated by the Board of Directors. The nominees have indicated that they are willing and able to serve as directors. The nominees were nominated for election to the Board of Directors by the current Board of Directors.

                               NOMINEES FOR DIRECTORS

The seven persons named below are the Board's nominees for election as directors at the Meeting. All nominees are presently directors of the Company. The information appearing in the following table with respect to the nominees for directors has been furnished to the Company by the respective nominees.


NAME                AGE     POSITION WITH CITADEL                DIRECTOR SINCE
----                ---     ---------------------                --------------
Victor Kiam, II     72     Chairman of the Board                      1996

Steven Solomon      33     President, Chief Executive Officer,
                           and Assistant Secretary                    1992

Mark Rogers         39     Director                                   1996

Kenneth Johnsen     44     Director                                   1997

Chris Economou      43     Director                                   1993

Axel Sawallich      54     Director                                   1993

Gilbert Gertner     74     Director                                   1992


VICTOR KIAM, II has served as a director of the Company since July 1996 and has served as Chairman of the Company since January 1998. Mr. Kiam is chairman of Remington Products, L.L.C., a manufacturer, distributor and marketer of electrical shavers and other consumer products based in Bridgeport, Connecticut, and has served in various managerial capacities at Remington since 1979. From 1988 to 1992, Mr. Kiam was Chairman of the New England Patriots Football Team. Mr. Kiam also serves on the boards of directors of several other consumer product companies (including Cirrus Air Technologies, Inc., a manufacturer and distributor of products for travelers), has written several books, sits on the boards of numerous charitable, sales and civic organizations, and has received many awards for his marketing expertise.

STEVEN SOLOMON has served as the President and Chief Executive Officer of the Company since May 1997, as a director of the Company since February 1996. From February 1996 through April 1997, Mr. Solomon served as Chief Operating Officer of the Company. He was the president and a director of LoneStar Hospitality Corp. ("LoneStar"), a predecessor of the Company that owned and operated six Miami Subs franchised restaurants in Dallas and Houston, Texas, from its inception in February 1992 until its merger with the Company (the "Merger") in February 1996 and was chairman of the Board of Directors of LoneStar from December 1994 until February 1996. During his tenure at LoneStar, Mr. Solomon also served as developer and executive producer of SportsWaves!, a division of LoneStar that produced syndicated television programs covering the National Football League and other collegiate and professional sports.

MARK ROGERS has served as a director of the Company since July 1996. Since 1989, Mr. Rogers has managed NFT Ventures, Inc., a venture capital fund established by Ray Noorda, the founder of Novell, Inc. In connection with his position at NFT Ventures, Mr. Rogers advises several computer software companies in Silicon Valley, Texas and Utah, with respect to various strategic and developmental matters. Mr. Rogers also serves on the boards of directors of several other high-tech companies.

KENNETH JOHNSEN has served as a director of the Company since October 1997. Mr. Johnsen is president of Metamor Solutions, the information technology services division of Metamor Worldwide, Inc. (formerly CORESTAFF, Inc.) ("Metamor"), and is an executive vice president of Metamor, one of the largest providers of information technology and staffing services in the U.S. From 1975 until joining Metamor in May 1997, Mr. Johnsen was employed with IBM Corporation in various managerial capacities, including Vice President of Worldwide Commercial Operations for IBM PC Company from January 1997 to May 1997, Vice President, Business Services and Business Development for ISSC, IBM's outsourcing subsidiary, from January 1994 to December 1996 and General Manager of IBM China/Hong Kong from September 1991 to December 1993. The Company and Steven B. Solomon are parties to an agreement to use their best efforts to nominate and elect a representative designated by Metamor to the Company's Board of Directors at all annual or special stockholder meetings at which directors are being elected until such time as Metamor is the beneficial owner of less than two percent (2%) of the Company's then outstanding stock. Mr. Johnsen also serves on the board of Metamor.

CHRIS ECONOMOU has served as a director of the Company since February 1996, and was a director of LoneStar from June 1993 until the Merger. He has been engaged in the private practice of law in Fort Lauderdale, Florida, primarily in the transactional and corporate areas since 1988. He served as executive vice president, secretary and general counsel of Miami Subs Corporation from August 1992 until June 1994 and director from 1989 to 1994.

DR. AXEL SAWALLICH has served as a director of the Company since February 1996 and was a director of LoneStar from March 1993 until the Merger. Since January 1997, Dr. Sawallich has been chief investment consultant for LIFEPLAN Investments, Vienna, Austria. Since 1993, he has been the managing partner of Global Invest, an investment firm located in Vienna, Austria. From 1991 until 1994, he also was a consultant for Serco Investment Counseling Corporation. From 1989 to 1990, Dr. Sawallich was the general manager and director of the Vienna regional branch of Allgemeine Sparkasse Bank AG. From May 1985 to November 1989, Dr. Sawallich was with Bank fuer Arbeit und Wirtschaft AG, Vienna, serving as the deputy head of the credit department until 1986 and as the executive vice president of the Bank's Bureau for Commercial Customers thereafter. Dr. Sawallich has also been acting as an independent, publicly certified, investment advisor since 1993.

GILBERT GERTNER has served as a director of the Company since February 1996 and served as Chairman of the Company from February 1996 until January 1998, and was chairman of Citadel's predecessor ("Old Citadel") from its inception in July 1992 until the Merger. Since 1992, Mr. Gertner has been a principal and the president of Gertner Investments, an investment firm specializing in capitalizing and assisting management in the development of high-tech companies. Mr. Gertner serves as a director of CXR Telecom Corp. Mr. Gertner also serves as chairman of the Board of Directors of Worldwide PetroMoly, Inc., a public company involved in the manufacturing and marketing of synthetic petroleum products.

There are no family relationships among any of the directors or executive officers of the Company. See "Certain Relationships and Related Transactions" for a description of transactions between the Company and its directors, executive officers or their affiliates.


                                   VOTE REQUIRED

The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote for them shall be elected as directors.


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR

                            BOARD MEETINGS AND COMMITTEES

Each director is elected to serve until the next annual meeting of stockholders or until the director's successor is duly elected and qualified. Officers serve at the discretion of the Board of Directors.

The Company currently has an executive committee comprised of Messrs. Solomon, Johnsen, Economou and Rogers, and may also appoint additional committees from time to time. The Executive Committee is authorized to act on behalf of the Board on all corporate actions for which applicable law does not require participation by the full Board. The Company does not currently have an audit, compensation or nominating committee.

                          BOARD OF DIRECTORS AND MEETINGS

During the fiscal year ended February 28, 1998, the Board of Directors held one meeting and took action by unanimous consent on two occasions, and the executive committee took action by unanimous consent on seven occasions.
Each director, with the exception of Mr. Gertner, attended at least 75% of the aggregate number of meetings held by the Company's Board of Directors and committees on which he served during the fiscal year ended February 28, 1998.

                             COMPENSATION OF DIRECTORS

The members of the Board of Directors do not receive cash compensation in connection with their service but are entitled to reimbursement for their expenses incurred in connection with attendance at meetings of the Board of Directors or committees.

                         EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are as follows:


NAME                               AGE    POSITION WITH CITADEL
--------------------------------------------------------------------------------
Steven B. Solomon                  33     President, Chief Executive Officer,
                                          Assistant Secretary and Director

Richard L. Travis, Jr.             42     Chief Financial Officer, Chief
                                          Operating Officer and Secretary

Carl E. Banzhof                    32     Chief Technology Officer

Bennett Klein                      43     Vice President of Business
                                          Development

Information concerning the business experience of Mr. Solomon is provided under the caption "Election of Directors" above. Set forth below is information concerning the business experience of the other executive officers of the Company.

RICHARD L. TRAVIS, JR. has served as Chief Financial Officer since he joined the Company in December 1996, as Chief Operating Officer since April 1997, and as Secretary since January 1998. He has approximately 20 years of financial experience in the manufacturing, financial services, real estate, construction and telecommunications industries. Prior to joining Citadel, Mr. Travis served for ten years as executive vice president and chief financial officer of Texwood Industries, Inc., a manufacturing and distribution company. Prior to joining Texwood Industries, Inc., Mr. Travis was senior audit manager from 1983 to 1986 at Grant Thornton LLP, an accounting firm providing audit, tax and management consulting services, where he managed the firm's Dallas Savings and Loan practice. Mr. Travis received a B.S./B.B.A. with honors in Accounting from Florida Atlantic University in 1977, and he earned his Certified Public Accountant designation in 1978.

CARL E. BANZHOF has served as Chief Technology Officer since July 1997, prior to which he served as Vice President - Development of Network Products since joining the Company in February 1996. Mr. Banzhof has more than 15 years of experience in the software industry, including designing, developing and marketing software products, building software development teams and organizations and managing products in network management and PC desktop markets. He was the founding partner and vice president of software engineering from 1992 to 1995 of Circuit Masters Software, Inc., a software company which developed and marketed network management utilities for Novell NetWare environments, and was acquired by the Company in February 1996. Prior to joining Circuit Masters

Software, Inc., Mr. Banzhof was lead software developer from 1988 to 1992 at Fluor Daniel Engineering, a software development and worldwide engineering company.

BENNETT KLEIN has served as Vice President of Business Development since January 1998. Prior to joining the Company, Mr. Klein was employed at Iomega Corporation, where he was part of the original marketing team that successfully brought the JAZ and ZIP removable storage media to the mass market. He has approximately 15 years experience in OEM development and sales and marketing, including experience with such industry leaders as Cheyenne Software, where he was product line manager helping to market their premier network storage management product line, and IBM, where he focused on sales and marketing of mass storage, network management, telecommunications, telephony and optical storage solutions.


SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

As of June 29, 1998, there were issued and outstanding 24,948,348 shares of Common Stock. There is no other class of voting security of the Company issued or outstanding.

The following table sets forth the number of shares of the Company's Common Stock beneficially owned, as of June 29, 1998, by (i) each person known to the Company to own more than 5% of the Common Stock of the Company (the only class of voting securities now outstanding), (ii) each of the nominees for director,
(iii) each executive officer named in the Summary Compensation Table (the "Named Officers") and (iv) all nominees, Named Officers and other executive officers as a group. Unless otherwise indicated, the number of shares and percentage of ownership of Common Stock for each of the stockholders set forth below assumes that shares of Common Stock that the stockholder may acquire within sixty days of the Record Date are outstanding. Except as otherwise indicated, all shares are owned directly and the owner has the sole voting and investment power with respect thereto.

                                            NUMBER OF         APPROXIMATE
            NAME AND ADDRESS               SHARES OWNED     PERCENT OF CLASS
--------------------------------------------------------------------------------

 Carl Banzhof
 3811 Turtle Creek Blvd., Suite 600
 Dallas,  Texas  75219                       287,201 /1/           1.1%

 Metamor Worldwide, Inc.
 4400 Post Oak Parkway, Suite 200
 Houston,  Texas  77027                    6,360,465 /2/          22.1%

 Chris Economou
 150 North Federal Highway, Suite 210
 Fort Lauderdale,  Florida  33301            274,400 /3/           1.1%

 Gilbert Gertner
 1300 Post Oak Blvd., Suite 1985
 Houston,  Texas  77056                    3,476,375 /4/          13.1%

 Kenneth Johnsen
 Metamor Worldwide, Inc.
 4400 Post Oak Parkway, Suite 200
 Houston,  Texas  77027                    6,410,465 /2/          22.2%

 Icarus Investments I, Ltd.
 8144 Walnut Hill Lane, Suite 172
 Dallas, Texas 75231                       3,115,000 /5/          12.0%

 Victor Kiam, II
 RPI Corporation
 350 Fifth Avenue, Suite 5408
 New York,  New York  10018                  722,500 /6/           2.8%

 Bennett Klein
 3811 Turtle Creek Blvd., Suite 600
 Dallas,  Texas  75219                       216,664 /7/             .9%

 Thomas Oxley
 2727 South Ocean Blvd., Apt. 803
 Highland Beach,  Florida  33487           1,900,000 /8/           7.5%



                                              NUMBER OF         APPROXIMATE
         NAME AND ADDRESS                   SHARES OWNED     PERCENT OF CLASS
--------------------------------------------------------------------------------

 Mark Rogers
 NFT Ventures, Inc.
 751 Laurel Street, No. 119
 San Carlos,  California  94070                401,500 /9/           1.6%

 Dr. Axel Sawallich
 Beatrixgasse 3
 A-1030 Vienna,  Austria                      137,144 /10/            .5%

 George Sharp
 15911 Champion Forrest
 Spring,  Texas  77379                      1,513,500 /3/            5.7%

 Steven Solomon
 3811 Turtle Creek Blvd., Suite 600
 Dallas,  Texas  75219                     4,654,124 /11/           17.0%

 Richard Travis
 3811 Turtle Creek Blvd., Suite 600
 Dallas,  Texas  75219                       866,500 /12/            3.4%

 All officers and directors
 as a group (10 persons):                 16,708,248 /13/           47.7%



/1/   Includes 100,000 shares presently issuable pursuant to options to purchase
Common Stock and 2,000 shares owned by his spouse.

/2/   Includes 2,000,000 shares presently issuable pursuant to warrants to purchase Common Stock owned by Metamor Worldwide, Inc. ("Metamor"), 2,500,000 shares owned by Metamor, and 1,860,465 shares of Common Stock issuable on conversion of Preferred Stock owned by Metamor. Mr. Johnsen's shares include the Metamor shares and 50,000 shares presently issuable pursuant to options to purchase Common Stock owned by Mr. Johnsen. Mr. Johnsen is an executive officer of Metamor and disclaims beneficial ownership of such shares and warrants owned by Metamor.

/3/   Includes 100,000 shares presently issuable pursuant to options to purchase
Common Stock.

/4/   Includes 1,462,500 shares presently issuable pursuant to options to purchase Common Stock held by each of Messrs. Gertner and Sharp. The number of shares held by Mr. Gertner also includes warrants to purchase 150,000 shares held by Worldwide PetroMoly, Inc. ("Petromoly"), a company controlled by Mr. Gertner, and 732,375 shares standing in PetroMoly's name pursuant to a pledge by Steven B. Solomon, which shares Messrs. Gertner and Sharp agreed to cause Petromoly to return to Mr. Solomon but which have not been returned. See "Certain Relationships and Transactions." Does not include 2,500,000 and 1,400,000 shares ("these shares") for Messrs. Gertner and Sharp, respectively, that each has agreed to transfer to the Company in exchange for certain accounts receivable of the Company. See "Certain Relationships and Transactions." Mr. Gertner and Sharp have each filed affidavits of lost certificates with the transfer agent relating to these shares. However, as of the Record Date, these shares have not been canceled by the transfer agent as the shareholders had not provided the transfer agent with the necessary bond or indemnification. These shares have been excluded from the number of shares outstanding, as of the Record Date.

/5/   Includes 1,000,000 shares presently issuable pursuant to warrants to purchase Common Stock and 115,000 shares owned by Michael Ruff, President of Icarus. Based solely on the Schedule 13G filed with the Securities and Exchange Commission ("SEC") on June 5, 1998 with respect to the Company's Common Stock owned by Icarus. According to the Schedule 13G, Icarus may be deemed to own beneficially 2,000,000 shares of Common Stock, acquired for investment purposes.

/6/   Includes 200,000 shares presently issuable pursuant to options to purchase
Common Stock and 56,250 shares presently issuable pursuant to warrants to purchase Common Stock and includes warrants to purchase 250,000 shares held by RPI, Inc., a company owned and controlled by Mr. Kiam..

/7/   Includes 166,664 shares presently issuable pursuant to options to purchase
Common Stock.

/8/   Includes 250,000 shares presently issuable pursuant to warrants to purchase Common Stock. Based solely on information contained in the Schedule
13 G/A (Amendment No. 2) filed with the Securities and Exchange Commission ("SEC") on June 16, 1998 with respect to the Company's Common Stock owned by Mr. Oxley. According to the Schedule 13 G/A, Mr. Oxley may be deemed to own beneficially 1,900,000 Shares of Common Stock, acquired solely for investment purposes. Mr. Oxley has sole voting and disposition power as to all such shares.

/9/ Includes 400,000 shares presently issuable pursuant to options to purchase Common Stock.

/10/ Includes 12,144 shares held by Dr. Sawallich as trustee, over which he has voting and dispositive power and 125,000 shares presently issuable pursuant to options to purchase Common Stock.

/11/ Includes 2,425,000 shares presently issuable pursuant to options to purchase Common Stock and 732,375 shares that have been pledged by Mr. Solomon to Worldwide PetroMoly, Inc., a company controlled by Gilbert Gertner. Although Messrs. Gertner and Sharp agreed to cause Worldwide PetroMoly to return the 732,375 shares, such shares have not yet been returned to Mr. Solomon. See "Certain Relationships and Transactions."

/12/ Includes 725,000 shares presently issuable pursuant to options to purchase Common Stock.

/13/ Includes 8,210,414 shares presently issuable pursuant to presently exercisable options or warrants held by Messrs. Banzhof, Economou, Gertner, Johnsen, Kiam, Klein, Rogers, Sawallich, Solomon, and Travis or their affiliates and 1,860,465 shares of Common Stock issuable on the conversion of Preferred Stock owned by Metamor.

           COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers, directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, that all filing requirements required by Section 16(a) for fiscal 1998 applicable to such persons were complied with, except Messrs. Kiam and Johnsen filed a Form 5 late (such Form 5s related to grants to, or reductions in the exercise price of, options), and Messrs. Sawallich and Solomon each filed one Form 4 late. Mr.
Sawallich's Form 4 related to the sale of securities and Mr. Solomon's related to the purchase of securities and each were subsequently filed.

                         COMPENSATION OF EXECUTIVE OFFICERS

The total compensation for the three fiscal years ended February 28, 1998, for George Sharp, the Company's former Chief Executive Officer; Steven Solomon, the Company's current Chief Executive Officer (and the chief executive officer of LoneStar prior to the Merger); Richard Travis, the Company's Chief Operating and Financial Officer; and Carl Banzhof, the Company's Chief Technology Officer
(the "Named Executive Officers"), is set forth below in the following Summary Compensation Table. No other person received cash compensation in excess of $100,000 during the fiscal year ended February 28, 1998.

                             SUMMARY COMPENSATION TABLE




                                                                                        NUMBER OF
                          FISCAL                                         RESTRICTED    UNDERLYING    ALL OTHER
 NAME AND POSITION (S)    YEAR             SALARY            BONUS       STOCK AWARD     SHARES     COMPENSATION
                                             ($)              ($)            ($)           (#)          ($)
--------------------------------------------------------------------------------------------------------------------
 George Sharp             1998                  0                0            0             0       200,000 /1/
   former Vice Chairman   1997            150,000           42,727            0             0        11,400 /1/
   and President          1996 *           20,833                0            0             0             0
 Steve Solomon
    President, Chief      1998            135,000          104,000 /2/        0             0        19,742 /2/
    Executive Officer     1997            120,000           66,496            0             0        18,846 /2/
    and Asst. Sect'y      1996 +          110,000                0            0             0        13,150 /2/
 Richard Travis
    Chief Operating       1998            130,000           10,000       20,000 /3/    70,000 /3/    14,952 /3/
    and Financial         1997             29,791 /3/                         0             0         2,650 /3/
    Officer and Sect'y    1996                  0                0            0             0             0
 Carl Banzhof             1998            100,625              500            0             0             0
    Chief Technology      1997            103,228            1,000            0             0             0
    Officer               1996             15,600 /4/            0            0             0             0



*  Transition period
+  April 1, 1995 - February 29, 1996

/1/ Mr. Sharp received $200,000 as consideration for agreeing to terminate his noncancellable employment contract. This amount was applied against amounts due the Company from a certain joint venture in which Mr. Sharp was a partner - see "Employment and Termination of Employment Arrangements" and "Certain Relationships and Related Transactions." Mr. Sharp received a car allowance of $950 per month during the fiscal years 1997 and 1998 (through April 1997). Mr. Sharp ended his employment with the Company as part of the Company's restructuring in April 1997.

/2/ In connection with a discharge of a certain indebtedness, Mr. Solomon forgave $79,000 in accrued compensation due him - see "Certain Relationships and Related Transactions." Mr. Solomon received a car allowance of $950 per month and life and disability insurance during fiscal years 1997 and 1998. Mr. Solomon received a car allowance of $650 per month from March 1, 1995 through June 30, 1995 and $950 per month after July 1, 1995, and life and disability insurance during the fiscal year ended February 29, 1996.

/3/ Mr. Travis received a car allowance of $950 per month for fiscal years 1997 (December through February 1997) and 1998. In connection with Mr. Travis's employment agreement Mr. Travis can elect to receive Company stock in-lieu of certain stipulated raises based on the closing bid price of the Company's Common Stock as of such date. Mr. Travis so elected this option during the fiscal year ended February 28, 1998, and in connection therewith received 70,000 shares of the Company's common stock. Mr. Travis commenced employment with the Company in December 1996.

/4/ Mr. Banzhof started to work for the Company in December 1995.


                       OPTION GRANTS DURING 1998 FISCAL YEAR

The following table contains information concerning stock option grants made to each of the Named Officers for the fiscal year ended February 28, 1998. No stock appreciation rights were granted to these individuals during such year. Mr. Sharp did not receive any stock option grants during the year and as such has not been included in the table.


                                                                                               POTENTIAL REALIZABLE VALUE AT
                     INDIVIDUAL GRANTS /1/                                                     ASSUMED ANNUAL RATES OF STOCK
                                                                                               PRICE APPRECIATION FOR OPTION
                                                                                                           TERM /2/
-------------------------------------------------------------------                            ------------------------------
                                     NUMBER OF        PERCENT OF
                                    SECURITIES      TOTAL OPTIONS/   EXERCISE OR
                                    UNDERLYING       SARS GRANTED     BASE PRICE   EXPIRATION
      NAME                         OPTIONS/SARS      TO EMPLOYEES     ($ / SH )       DATE        5% ($)         10% ($)
                                      GRANTED (#)   IN FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------------------
  Steven Solomon                    1,000,000          17.5%            .25        7/15/07      $ 157,224      $ 398,436
                                    1,000,000          17.5%            .25        7/15/07        157,224        398,436

  Richard Travis                      650,000          11.4%            .20        7/15/07      $  81,756      $ 207,187
                                      500,000           8.7%            .35        6/01/07        110,057        278,905

  Carl Banzhof                        100,000           4.0%            .25        7/15/07      $  15,722      $  39,844


/1/ The options disclosed in the table were granted on July 16, 1997, with the exception of Mr. Travis's 500,000 options which were granted on June 1, 1997. The exercise price for each option may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares. Of Mr. Solomon's and Mr. Travis's options, 1,000,000 and 650,000 respectively, were fully vested as of the date of grant, and options for 1,000,000 and 500,000, respectively, were granted in connection with their employment agreements. These options vest at 250,000 and 125,000 shares per year, respectively, commencing July 15, 1998 and June 1, 1998, respectively. Mr. Banzhof's options vested as follows: 50,000 on the date of grant, with the remaining 50,000 vesting on July 16, 1998.

/2/ The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the life of the options will be at the assumed 5% and/or 10% levels or at any other defined levels. Unless the market of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

The following table describes, for each of the Named Officers, options exercised and the potential values for their unexercised in-the-money options at February 28, 1998 (the Company issued no SARs during the year):


                                                                       NUMBER OF
                                                                      SECURITIES                 VALUE OF
                                                                      UNDERLYING             UNEXERCISABLE IN-
                                                                      UNEXERCISED            THE-MONEY OPTIONS/
                                                                     OPTIONS/SARS AT           SARS AT FISCAL
                                                                    FISCAL YEAR END              YEAR END
                                                                          ($)                     ($)-/2/
                                       SHARES           VALUE      -------------------      --------------------
                                     ACQUIRED ON       REALIZED       EXERCISABLE/             EXERCISABLE/
  NAME                                EXERCISE (#)       ($) /1/      UNEXERCISABLE            UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------
  George Sharp                              0              0        1,462,500 / 0                  $0 / 0
  Steven  Solomon                     400,000        $68,000        2,175,000 / 1,000,000    $304,500 / 140,000
  Richard Travis                       50,000         20,000          600,000 / 500,000      $114,000 / 20,000
  Carl Banzhof                              0              0           50,000 / 50,000         $7,000 / 7,000


/1/ Based on the market price at the date exercised less the exercise price payable for each share.

/2/ Based on the fair market value of the Company's Common Stock at February 28, 1998 of $.39 per share less the exercise price payable for each share.


                                REPRICING OF OPTIONS



                                              SECURITIES                                                         LENGTH OF ORIGINAL
                                          UNDERLYING NUMBER   MARKET PRICE OF                                        OPTION TERM
                                           OF OPTIONS/SARS    STOCK AT TIME OF   EXERCISE PRICE AT      NEW       REMAINING AT DATE
                                             REPRICED OR        REPRICING OR     TIME OF REPRICING    EXERCISE      OF REPRICING
 NAME                           DATE         AMENDED (#)         AMENDMENT        OR AMENDMENT ($)   PRICE ($)        AMENDMENT
-----------------------------------------------------------------------------------------------------------------------------------
 Steven Solomon -
 President and Chief
 Executive Officer              7/15/97       1,575,000             $.20                $.89            $.25         3 1/2 years
 Mark Rogers -
 Director                       7/15/97         400,000             $.20                $.89            $.40         3 1/2 years
 Victor Kiam -
 Chairman                       7/15/97         400,000             $.20                $.89            $.40         3 1/2 years
 Gil Gertner -
 Director                       7/15/97       1,000,000             $.20                $.89            $.40         2 1/2 years



In July 1997, following a significant decline in the market price of the Company's common stock, the board of directors of Citadel approved the reduction in the exercise price of several outstanding options and warrants, held by certain members of the board and employees, from their existing exercise price to either $.25 per share (for employees) or $.40 (for directors).

The board approved the reduction in order to encourage these persons to increase their investment in Citadel at a time when additional funds were needed in connection with the operation and growth of the Company's business and to enhance the Company's ability to retain the services of such individuals by reducing the exercise price of the options closer to the then current market price of the Company's common stock. Mr. Solomon and Mr. Kiam exercised options to purchase 400,000 shares and 200,000 shares, respectively. The board approved the reduction in the exercise price of 1 million options held by Mr. Gertner, former chairman of the board, from $.89 to $.40, at the same time, in consideration of Mr. Gertner agreeing to forgive his consulting contract - see "Employment and Termination of Employment Arrangements" and "Certain Relationships and Related Transactions.

                EMPLOYMENT AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

In March 1996, the Board of Directors approved employment agreements between the Company and Messrs. Sharp and Solomon and a consulting agreement between the Company and Mr. Gertner. In April 1997, in connection with the discharge of a certain indebtedness due the Company by GGS Investment Company (see also "Certain Relationships and Related Transactions"), Messrs. Gertner and Sharp agreed to the termination of their employment and consulting agreements. The Company renegotiated Mr. Solomon's employment agreement as of July 15, 1997, and entered into an employment agreement with Mr. Travis and Mr. Klein as of June 1,
1997 and January 5, 1998, respectively.    Each agreement provides for an annual
base salary and bonus to be awarded at the discretion of the Board. In addition, each agreement provides for the payment of certain benefits in the event of termination other than for cause and certain life and disability benefits.

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company, contracted with Metamor Software Solutions, division of Metamor Worldwide, Inc. (formerly CORESTAFF, Inc.) to provide various development services for the Company. The Company incurred $112,629 in expenses related to these services during the fiscal year ended February 28, 1998. Mr. Johnsen, one of the Company's directors, is executive vice president of Metamor.

In connection with a $1,125,000 8% redeemable convertible note offering dated June 9, 1997, the Company's former chairman pledged stock of a company controlled by him to secure the repayment of up to $500,000 of this indebtedness. In connection with this pledge, the Company paid Mr. Gertner a fee of $25,000. On February 15, 1998 the Company restructured this indebtedness and in connection therewith Mr. Gertner's collateral was released.

In April 1997, the Company entered into an Asset Sale Agreement with Messrs. Gertner and Sharp, two of the Company's directors at the time (the "Purchasers"). At the date of the agreement, the Purchasers owned approximately 31% of the Company's outstanding Common Stock. The Company sold to the Purchasers $3,750,000 of trade accounts receivable and forgave indebtedness owed by the Purchasers to the Company in the amount of $155,000 ($72,000 related to the discharge of joint venture indebtedness discussed below). The carrying value of the receivables at February 28, 1997, net of allowance, was $1,992,000. Pursuant to the participation interest retained by the Company, Citadel will retain a profits participation interest in the Assets in the event the Purchasers collect in excess of $2,250,000 of the accounts receivable (after expenses of collection), in which case the Purchasers shall pay to Citadel 50% of such amounts collected in excess of $2,250,000. Consideration received from the Purchasers included 3,900,000 shares of the Company's Common Stock, with a market value of approximately $2,750,000, as of the date of the transaction (for accounting purposes, the stock was valued at approximately $2,147,500). The shares acquired represented approximately 23% of the Company's then issued and outstanding shares and are deemed treasury shares. As of the Record Date, the Company had not canceled the shares from the Purchasers because the certificates had been lost by the Purchasers, who have submitted lost stock affidavits to the Company's transfer agent but have not paid the indemnity bond to effect the cancellation. The transaction resulted in no gain or loss to the Company.

At various times during the year ended February 28, 1998, Messrs. Solomon and Travis advanced funds to the Company to fund various short-term obligations of the Company.

During the year ended February 28, 1998, the Company lent approximately $122,000 to its chief executive officer.

During the fiscal year ended February 28, 1998, the Company incurred legal fees in the amount of $69,800 to Wood, Exall & Bonnet, L.L.P. David Wood, an officer of one of the partners of such firm, is the brother-in-law of Steven
B. Solomon. The Company also granted options to purchase up to 200,000 shares of its Common Stock to Mr. Wood.

In December 1996, Worldwide PetroMoly, Inc., a company controlled by Mr. Gertner, loaned Citadel the original principal amount of $500,000. In connection with the loan, Citadel granted warrants to purchase 150,000 shares of its Common Stock at an exercise price of $2.00 per share (the exercise price was reduced to $.59 per share in connection with Mr. Gertner's assumption of this indebtedness in connection with the discharge of the GGS joint venture note due the Company discussed below). The loan was secured by a pledge of 732,375 shares of Citadel Common Stock owned by Mr. Solomon. The loan bears interest at ten percent (10%) per annum and had a one-month term. The Company made a payment of $250,000 in March 1997, and Mr. Gertner and Mr. Sharp agreed to assume the remaining indebtedness pursuant to the discharge of the joint venture's indebtedness due the Company, as detailed below. Although Messrs. Gertner and Sharp agreed to assume the Citadel note, obtain the release of Citadel and the return of Mr. Solomon's shares, Worldwide PetroMoly has not yet signed a release or returned the shares.

In November 1996, the Company made a one-year, $625,000, 8% loan to GGS Investment Company ("GGS"), a joint venture owned by Mr. Gertner, Mr. Sharp, and Mr. Solomon, who were directors and owned an aggregate of approximately 6,800,000 shares of the Company's outstanding Common Stock at that time. The purpose of the joint venture was to invest in securities for short-term profits. The loan agreement provided that interest would be waived for the first six months in consideration of 100% of the net profits, during that period, being paid to the Company. The loan was guaranteed by each of the officers, and the guaranty was secured by a pledge of 754,000 shares of the Company's Common Stock, valued at approximately $1,282,000 as of the date of the transaction.

The joint venture was not profitable, and the loan was discharged in April 1997 in the following manner: Mr. Solomon forgave $79,000 of accrued compensation due him, Mr. Gertner and Mr. Sharp assumed debt of approximately $275,000 (including accrued interest) due to a company controlled by Mr. Gertner, Mr. Sharp received a credit against the loan of $200,000 as consideration for agreeing to terminate his noncancellable employment contract, and approximately $72,000 was forgiven in connection with the Asset Sale Agreement discussed above.

At various times during the year ended February 28, 1997, Messrs. Gertner, Sharp and Solomon, or their affiliates personally guaranteed or pledged securities to secure the repayment of certain obligations of the Company. At various times during the year, Messrs. Gertner and Solomon advanced funds to the Company to fund various short-term obligations.

                                     PROPOSAL TWO

                       RATIFICATION OF INDEPENDENT ACCOUNTANTS



Grant Thornton LLP, independent certified public accountants, served as independent auditors for the Company for the fiscal year ended February 28, 1998, and has reported on the Company's consolidated financial statements. The Board of Directors has selected Grant Thornton LLP as the Company's independent auditors for the fiscal year ending February 28, 1999, and recommends that the stockholders ratify this selection. The Board of Directors has been advised that Grant Thornton LLP has no relationship with the Company or its subsidiaries.

A representative of Grant Thornton LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

While stockholder ratification is not required for selection of Grant Thornton LLP because the Board of Directors has the responsibility for selection of the Company's independent auditors, the selection is being submitted for ratification at the Meeting with a view toward soliciting the stockholders' opinion thereon, which opinion will be taken into consideration in future deliberations.





        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
       RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S
                               INDEPENDENT ACCOUNTANTS

                     AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB


A copy of the Company's Annual Report on Form 10-KSB containing audited financial statements accompanies or has preceded this proxy statement. The Annual Report does not constitute a part of the proxy solicitation material.


                               STOCKHOLDER PROPOSALS


The Company's 1999 Annual Meeting of stockholders is scheduled to be held on or about August 26, 1999. In order to be considered for inclusion in the Company's proxy materials for that meeting, stockholders proposals must be received at the Company's executive offices, addressed to the attention of the Secretary, no later than March 1, 1999.


                                   OTHER MATTERS


As of the time this proxy statement was printed, neither management nor the Board of Directors is aware of any matter to be presented for action at the Meeting other than matters set forth herein. If any other matters requiring a vote of stockholders are properly brought before the Meeting, the proxies in the enclosed form confer on the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the shares in accordance with their best judgment in the interest of the Company. It is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold and whether you intend to attend the meeting. You are therefore urged to complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the postage paid envelope which has been enclosed.


FOR THE BOARD OF DIRECTORS OF
CITADEL TECHNOLOGY, INC.

/s/ Steven B. Solomon
-------------------------------------
STEVEN B. SOLOMON
CHIEF EXECUTIVE OFFICER AND PRESIDENT

Dallas, Texas
June 29, 1998

                              CITADEL TECHNOLOGY, INC.


                                        PROXY


                        FOR ANNUAL MEETING OF THE STOCKHOLDERS
                             OF CITADEL TECHNOLOGY, INC.


             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoints STEVEN B. SOLOMON and RICHARD L. TRAVIS, JR., and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at the corporate office of the Company at 3811 Turtle Creek Blvd., Dallas, Texas 75219 on August 26, 1998 at 10:00 a.m. and at any adjournments thereof.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.








                  (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

This proxy when properly signed will be voted in the manner directed herein by
the undersigned shareholder.                Please mark your votes as in this
example using dark ink only  [X]

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

                                               FOR ELECTION      WITHHOLD AUTHORITY TO
                                             OF ALL NOMINEES     VOTE FOR ALL NOMINEES
1. Election of directors: Steven B. Solomon,       [  ]                 [  ]
   Gilbert Gertner, Kenneth Johnsen,
   Victor K. Kiam, II, Mark  Rogers,
   Chris Economou, and Axel Sawallich.

________________________________________________________________________________

INSTRUCTION: To withhold authority to vote for any nominee, write the nominees name in the space above.


                                                FOR RATIFICATION      NOT FOR RATIFICATION     ABSTAIN
2.  Ratification of Grant Thornton, LLP               [  ]                    [  ]               [  ]
     as independent accountants for fiscal
     year ending February 28, 1999.



3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Signature _____________________________  Title: ________________________________


Signature if held jointly  ________________________________________

Dated: __________________, 1998